Exhibit 99.1

Bristow and Columbia Helicopters Terminate Proposed Transaction

HOUSTON, TX – February 11, 2019 Bristow Group Inc. (NYSE: BRS) and Columbia Helicopters, Inc. today announced that Bristow and Columbia have mutually agreed to terminate Bristow’s agreement to acquire Columbia. In connection with the termination, Bristow has paid $20 million to Columbia. Bristow, Columbia and Columbia’s shareholders have agreed to release each other from all claims in connection with the purchase agreement and the related transactions.

Thomas C. Knudson, the Chairman of the Board of Directors of Bristow, stated “The decision to enter into a mutual termination of the purchase agreement was based on a number of developments following the entry into the agreement, which led both Bristow and Columbia to conclude that it was not possible to combine the two companies at this time. We continue to value our relationship with Columbia and look forward to having the opportunity to work together in the future.” Steve Bandy, the President and Chief Executive Officer of Columbia, stated “We continue to believe in the potential for collaboration between Bristow and Columbia, and the companies are actively considering mutually beneficial opportunities to work together.”

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is the leading global industrial aviation services provider offering helicopter transportation, search and rescue (SAR) and aircraft support services to government and civil organizations worldwide. Bristow has major transportation operations in the North Sea, Nigeria and the U.S. Gulf of Mexico, and in most of the other major offshore oil and gas producing regions of the world, including Australia, Brazil, Canada, Russia and Trinidad. Bristow provides SAR services to the private sector worldwide and to the public sector for all of the U.K. on behalf of the Maritime and Coastguard Agency. For more information, visit bristowgroup.com.

ABOUT COLUMBIA HELICOPTERS, INC.

Columbia Helicopters is the global leader in heavy-lift helicopter operations and trusted expert in maintenance, repair and overhaul services. The company owns, operates and maintains a fleet of Columbia Model 107-II Vertol, Columbia Model 234 Chinook, and Columbia Model CH-47D Chinook helicopters. These aircraft are operated around the world, providing passenger and cargo services to customers and in various end-markets. In addition, Columbia Helicopters supports commercial and government operators with a comprehensive range of responsive life-cycle support and MRO services, from tip to tail, in the hangar or in the field maintenance. Columbia Helicopters holds Type and Production Certificates for the Columbia Model 234 Chinook and Columbia Model 107-II Vertol, and a restricted category Type Certificate for the Columbia Model CH-47D Chinook. Columbia Helicopters is a factory-authorized service center for the Honeywell T55-714 and a NAVAIR-approved MRO facility. To learn more, visit http://www.colheli.com/.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this news release that state Bristow’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements include statements regarding potential for collaboration with Columbia, future opportunities, market and industry conditions, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” “hope,” “predict,” and similar words, phrases and expressions, although not all forward-looking statements include such words, phrases or expressions. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause events or results to differ materially from those anticipated include but are not limited to the following: fluctuations in the demand for our services; fluctuations in worldwide prices of and supply and demand for oil and natural gas; fluctuations in levels of oil and natural gas production, exploration and development activities; the impact of competition; actions by customers and suppliers; the risk of reductions in spending on industrial aviation services by governmental agencies; changes in tax and other laws and regulations; changes in foreign exchange rates and controls; risks associated with international operations; operating risks inherent in our business, including the possibility of declining safety performance; general economic conditions including the capital and credit markets; our inability to obtain financing on favorable terms, whether caused by our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to pay, refinance or restructure our debt and aircraft lease commitments; the risk of grounding of segments of our fleet for extended periods of time or indefinitely; our ability to re-deploy our aircraft to regions with greater demand; our ability to acquire additional aircraft and dispose of older aircraft through sales into the aftermarket; the possibility that we do not achieve the anticipated benefit of our fleet investment program; availability of employees; and political instability, war or acts of terrorism in any of the countries where we operate. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2018 and quarterly report on Form 10-Q for the quarter ended September 30, 2018. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Investor Relations

Linda McNeill

Director, Investor Relations

+1 713.267.7622

Global Media Relations

Adam Morgan

Director, Global Communications

+1 281.253.9005

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